Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports First Quarter 2022 Earnings

Scranton, PA, April 26, 2022/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months ended March 31, 2022. Peoples reported net income of $9.6 million, or $1.33 per diluted share for the three months ended March 31, 2022, a 2.0% increase when compared to $9.5 million, or $1.31 per share for the comparable period of 2021. The increase in earnings over the year ago period is a result of a $1.9 million increase to net interest income due to a $1.1 million increase in interest income coupled with a $0.8 million decrease to interest expense and a decrease to income tax expense of $0.8 million, due in part to a $0.6 million deferred tax adjustment recorded in the prior period. Partially offsetting the increases were a higher provision for loan losses of $0.8 million, higher noninterest expenses of $1.7 million and slightly lower noninterest income of $0.1 million. Strong loan growth resulted in a provision for loan losses of $0.3 million in the current period, as compared to a credit to the loan loss provision of $0.5 million in the year ago period. Higher noninterest expenses were mainly the result of higher salaries and benefits of $1.5 million and higher occupancy and equipment costs of $0.6 million related in part to our market expansion and information technology upgrades.

NOTABLES

●	Record quarterly core net income, a non-GAAP measure[1], of $9.6 million or $1.33 per diluted share.
●	First quarter dividend of $0.39 per share represents a 5.4% increase from the first quarter of 2021.
●	Loan growth for the three months ended March 31, 2022, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, was $98.7 million or 17.7% annualized.
●	Core return on average assets (“ROAA”), a non-GAAP measure, was 1.17% for the three months ended March 31, 2022 compared to 0.82% for the three months ended December 31, 2021, and 1.32% for the comparable period in 2021.
●	Core return on average equity (“ROE”) was 11.82% for the three months ended March 31, 2022 compared to 8.03% for the three months ended December 31, 2021 and 11.98% for the comparable period in 2021.
●	Core return on average tangible equity was 14.65% for the three months ended March 31, 2022 compared to 9.92% for the three months ended December 31, 2021 and 14.99% for the comparable period in 2021.
●	Tax-equivalent net interest income, a non-GAAP measure, increased $2.0 million or 9.3% to $23.1 million for the three months ended March 31, 2022 compared to $21.1 million for the same period in 2021.
●	Nonperforming assets as a percentage of loans and foreclosed assets at March 31, 2022 improved to 0.20% from 0.21% at December 31, 2021, and from 0.38% at March 31, 2021.
●	Peoples Security Bank and Trust Company was ranked by S&P Global Market Intelligence as the 29th best performing community bank in 2021 with assets between $3 and $10 billion. The rankings were released during the three months ended March 31, 2022 and were evaluated based on: pretax return on tangible common equity; efficiency ratio; operating revenue growth; net charge-offs to average loans and leases net of PPP loans; and leverage ratio.

  INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), a non-GAAP measure, our net interest margin for the three months ended March 31, 2022 was 2.97%, an increase of 15 basis points when compared to the three months ended December 31, 2021, and a decrease of 18 basis points when compared to 3.15% for the same three month period in 2021.  The increase in net interest margin from the prior three month period was due to an increase in earning assets, utilizing a portion of low-yielding excess cash to fund higher yielding loans and investment purchases, higher PPP

1 See reconciliation of non-GAAP financial measures on p.15.

related fees, a benefit from the increase to the federal funds rate, and lower funding costs.  The tax-equivalent yield on interest-earning assets increased 14 basis points to 3.22% during the three months ended March 31, 2022 from 3.08% during the three months ended December 31, 2021, and decreased 33 basis points when compared to 3.55% for the three months ended March 31, 2021.  The decrease in net interest margin and yield from the year ago period was due to lower market rates, the result of the Federal Open Market Committee ("FOMC") cutting the federal funds rate 150 basis points in the first three months of 2020 resulting from the uncertain economic impact of the coronavirus pandemic. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. At the same time, we have experienced lower interest-bearing liability costs due to lower market rates and our ability to reduce deposit costs. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 2 basis points to 0.35% for the three months ended March 31, 2022 when compared to 0.37% during the three months ended December 31, 2021, and has decreased 22 basis points when compared to the same three month period in 2021 due to our actions to reduce deposit rates.

First Quarter 2022 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income for the three months ended March 31, increased $2.0 million or 9.3% to $23.1 million in 2022 from $21.1 million in 2021. The increase in tax equivalent net interest income was due to higher tax-equivalent interest income of $1.2 million coupled with lower interest expense of $0.8 million. The higher interest income was the result of higher volumes of average earning assets, which offset a negative rate variance. Average earning assets were $436.8 million higher in the three month period ended March 31, 2022 when compared to the year ago period. Deposit rate reductions over the past twelve months offset a positive volume variance and resulted in the reduction to interest expense. PPP loans averaged $49.0 million in the three-month period ended March 31, 2022 with interest and net fees totaling approximately $1.0 million compared to average balances of $195.5 million with interest and net fees totaling $2.5 million in the year ago period. The tax-equivalent yield on the loan portfolio decreased to 3.85% for the three months ended March 31, 2022, compared to 4.09% for the comparable period in 2021 due to lower market rates. Excluding PPP loans, the tax-equivalent yield of the loan portfolio was 3.75% and 3.99% at March 31, 2022 and 2021, respectively. Loans, net averaged $2.4 billion for the three months ended March 31, 2022 and $2.2 billion for the comparable period in 2021. For the three months ended March 31, the tax-equivalent yield on total investments decreased to 1.68% in 2022 from 2.15% in 2021. Average investments totaled $633.7 million in 2022 and $332.4 million in 2021. Average interest-bearing liabilities increased $315.5 million for the three months ended March 31, 2022, compared to the corresponding period last year due primarily to deposit growth, offset by lower borrowings. Strong organic growth in non-maturity deposits and growth of public fund deposits permitted us to lower our short-term and long-term borrowings.

For the three months ended March 31, 2022, the provision for loan losses was $0.3 million, the result of $98.7 million growth of non-PPP loans. In the year ago period, the provision for loan losses was a credit of $0.5 million due to improved credit quality and slight decrease of non PPP loans.

Noninterest income for the three months ended March 31, 2022 was $3.4 million, a $0.1 million decrease from $3.5 million for the three months ended March 31, 2021.  Revenue from commercial loan interest rate swap transactions was $0.4 million lower in the current period due to the higher number of transactions and the higher credit value adjustment in the year ago period. Mortgage banking revenue was $0.2 million lower in the current period due to lower volumes of mortgages sold into the secondary market. The increase in service charges, fees and commissions was due in part to the reversal of an accrual of a $0.3 million bank owned life insurance benefit in the year ago period, and a $0.1 million incentive received related to our debit card activity in the current period.

Noninterest expense increased $1.7 million or 13.1% to $14.3 million for the three months ended March 31, 2022, from $12.6 million for the three months ended March 31, 2021. Salaries and employee benefits increased $1.5 million or 22.4% due to the addition of lending teams and credit support staff in our newest expansion markets of Piscataway, New Jersey and Pittsburgh that opened during the fourth quarter of 2021. Additionally, deferred loan origination costs, which are recorded as a contra-salary expense, were $0.7 million higher in the year ago period due to the origination of PPP loans related to round two of the program.  Occupancy and equipment expenses were higher by $0.6 million in the current period due to information technology investments related to mobile/digital banking solutions implemented during the second half of 2021. Other expenses were lower by $0.4 million due primarily to higher gains realized on the sale of other real estate owned of $0.4 million.

The provision for income tax expense decreased $0.8 million for the three months ended March 31, 2022 compared to the year ago period due to higher levels of tax-exempt income in the current period and a $0.6 million deferred tax adjustment recorded in the prior period.

 BALANCE SHEET REVIEW

At March 31, 2022, total assets, loans and deposits were $3.4 billion, $2.4 billion and $3.0 billion, respectively. Loan growth for the three months ended March 31, 2022, excluding SBA PPP loans, was $98.7 million or 17.7% annualized due to improved loan demand and organic growth in our newest markets. Commercial real estate loans made up the majority of the growth with tax-exempt loans and residential real estate loans also showing increases. During the three months ended March 31, 2022, the SBA forgave PPP loans totaling $30.2 million. Gross SBA PPP loans remaining at March 31, 2022 total $38.7 million. Net deferred SBA PPP fees remaining at March 31, 2022 total $0.7 million and are mostly expected to be earned throughout the remainder of 2022.  Total investments were $631.5 million at March 31, 2022, compared to $588.7 million at December 31, 2021. The increase to the investment portfolio resulted from reinvesting a portion of our low-yielding federal funds balance into higher-yielding U.S. Treasury securities. At March 31, 2022, the available-for-sale investment portfolio had an unrealized loss of $34.4 million compared to an unrealized loss of $1.8 million at December 31, 2021, which was the result of the rapid increase in market rates and the FOMC’s 25 basis point increase to the federal funds rate during March 2022. Our federal funds sold balance decreased $141.2 million to $101.2 million at March 31, 2022 from $242.4 million at December 31, 2021 as a result of funding our loan growth and investment purchases during the quarter. Total deposits increased slightly by $1.5 million from December 31, 2021, as the seasonal outflow of public fund deposits were replaced with consumer and commercial growth. Non-interest bearing deposits increased $22.2 million, or 3.0% and interest-bearing deposits decreased $20.7 million, or 0.9% during the three months ended March 31, 2022.

Stockholders' equity equaled $320.5 million or $44.64 per share at March 31, 2022, and $340.1 million or $47.44 per share at December 31, 2021. The decrease in stockholders’ equity from December 31, 2021 is primarily attributable to a decrease to accumulated other comprehensive income (“AOCI”) resulting from an increase to the unrealized loss on investment securities and dividends paid to shareholders, partially offset by net income.  Tangible stockholders' equity decreased to $35.76 per share at March 31, 2022, from $38.54 per share at December 31, 2021. Dividends declared for the three months ended March 31, 2022 amounted to $0.39 per share, a 5.4% increase from the 2021 period, representing a dividend payout ratio of 29.3%. During the quarter, 6,714 shares were purchased and retired under the Company’s common stock repurchase plan.

ASSET QUALITY REVIEW

Nonperforming assets were $4.7 million or 0.20% of loans, net and foreclosed assets at March 31, 2022, compared to $5.0 million or 0.21% of loans, net and foreclosed assets at December 31, 2021. As a percentage of total assets, nonperforming assets improved to 0.14% at March 31, 2022 compared to 0.15% at December 31, 2021.  The decrease in non-performing assets from the previous quarter was primarily due to the sale in the current period of our foreclosed properties which totaled $0.5 million at December 31, 2021; at March 31, 2022 we have no foreclosed properties.

The Company's allowance for loan losses remained at $28.4 million as net charge-offs of $0.3 million was offset by a provision for loan losses of $0.3 million.  The allowance for loan losses at March 31, 2022 continued to reflect the provisions added during 2020 from our adjustment of qualitative factors in our allowance for loan losses methodology, due to economic decline and expectation of increased credit losses from COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $28.4 million or 1.18% of loans, net at March 31, 2022 compared to $28.4 million or 1.22% of loans, net, at December 31, 2021.   Excluding PPP loans which do not carry an allowance for loan losses due to a 100% government guarantee, the ratio equaled 1.20% at March 31, 2022.  Loans charged-off, net of recoveries, for the three months ended March 31, 2022, equaled $0.3 million or 0.05% of average loans, compared to $0.1 million or 0.01% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely the gain on the sale of Visa Class B shares and gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2022	2021	2021	2021	2021
Key performance data:
Share and per share amounts:
Net income	$1.33	$2.28	$1.26	$1.18	$1.31
Core net income (1)	$1.33	$0.95	$1.26	$1.18	$1.31
Cash dividends declared	$0.39	$0.38	$0.38	$0.37	$0.37
Book value	$44.64	$47.44	$45.66	$45.11	$44.00
Tangible book value (1)	$35.76	$38.54	$36.75	$36.21	$35.10
Market value:
High	$52.99	$53.06	$46.92	$45.38	$47.34
Low	$46.35	$45.64	$41.91	$41.10	$36.02
Closing	$50.48	$52.69	$45.57	$42.60	$42.24
Market capitalization	$362,398	$377,754	$327,057	$306,836	$304,605
Common shares outstanding	7,179,037	7,169,372	7,177,028	7,202,728	7,211,293
Selected ratios:
Return on average stockholders’ equity	11.82%	19.34%	11.01%	10.71%	12.00%
Core return on average stockholders’ equity (1)	11.82%	8.03%	11.01%	10.72%	11.98%
Return on average tangible stockholders’ equity	14.65%	23.87%	13.69%	13.39%	15.02%
Core return on average tangible stockholders’ equity (1)	14.65%	9.92%	13.68%	13.41%	14.99%
Return on average assets	1.17%	1.97%	1.17%	1.14%	1.32%
Core return on average assets (1)	1.17%	0.82%	1.17%	1.14%	1.32%
Stockholders’ equity to total assets	9.56%	10.09%	10.14%	10.84%	10.59%
Efficiency ratio (1)(2)	53.57%	59.80%	54.87%	55.71%	50.83%
Nonperforming assets to loans, net, and foreclosed assets	0.20%	0.21%	0.28%	0.33%	0.38%
Nonperforming assets to total assets	0.14%	0.15%	0.19%	0.24%	0.28%
Net charge-offs to average loans, net	0.05%	0.01%	0.08%	0.03%	0.01%
Allowance for loan losses to loans, net	1.18%	1.22%	1.21%	1.20%	1.23%
Interest-bearing assets yield (FTE) (3)	3.22%	3.08%	3.37%	3.32%	3.55%
Cost of funds	0.35%	0.37%	0.42%	0.50%	0.57%
Net interest spread (FTE) (3)	2.87%	2.71%	2.95%	2.81%	2.98%
Net interest margin (FTE) (3)	2.97%	2.82%	3.07%	2.96%	3.15%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Mar 31	Mar 31
Three months ended	2022	2021
Interest income:
Interest and fees on loans:
Taxable	$20,853	$20,900
Tax-exempt	1,161	870
Interest and dividends on investment securities:
Taxable	1,972	1,243
Tax-exempt	510	390
Dividends		23
Interest on interest-bearing deposits in other banks	2	2
Interest on federal funds sold	73	49
Total interest income	24,571	23,477
Interest expense:
Interest on deposits	1,468	2,092
Interest on short-term borrowings		71
Interest on long-term debt	28	103
Interest on subordinated debt	444	443
Total interest expense	1,940	2,709
Net interest income	22,631	20,768
Provision (credit) for loan losses	300	(500)
Net interest income after provision for loan losses	22,331	21,268
Noninterest income:
Service charges, fees, commissions and other	1,621	1,184
Merchant services income	114	93
Commissions and fees on fiduciary activities	555	533
Wealth management income	351	358
Mortgage banking income	144	312
Increase in cash surrender value of life insurance	218	219
Interest rate swap revenue	414	797
Net gain (loss) on investment securities	4	21
Total noninterest income	3,421	3,517
Noninterest expense:
Salaries and employee benefits expense	8,040	6,570
Net occupancy and equipment expense	3,825	3,267
Amortization of intangible assets	96	125
Net (gain) loss on sale of other real estate owned	(458)	(46)
Other expenses	2,786	2,713
Total noninterest expense	14,289	12,629
Income before income taxes	11,463	12,156
Provision for income tax expense	1,833	2,678
Net income	$9,630	$9,478
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(32,612)	$(7,749)
Change in derivative fair value	(493)	242
Income tax related to other comprehensive income	(6,952)	(1,576)
Other comprehensive income, net of income taxes	(26,153)	(5,931)
Comprehensive income	$(16,523)	$3,547
Share and per share amounts:
Net income - basic	$1.34	$1.31
Net income - diluted	1.33	1.31
Cash dividends declared	$0.39	$0.37
Average common shares outstanding - basic	7,172,455	7,210,952
Average common shares outstanding - diluted	7,216,421	7,246,016

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2022	2021	2021	2021	2021
Interest income:
Interest and fees on loans:
Taxable	$20,853	$20,288	$21,276	$20,029	$20,900
Tax-exempt	1,161	1,098	1,024	965	870
Interest and dividends on investment securities available-for-sale:
Taxable	1,972	1,660	1,285	1,276	1,243
Tax-exempt	510	498	432	411	390
Dividends		2	24	25	23
Interest on interest-bearing deposits in other banks	2	2	2	2	2
Interest on federal funds sold	73	102	124	55	49
Total interest income	24,571	23,650	24,167	22,763	23,477
Interest expense:
Interest on deposits	1,468	1,579	1,698	1,941	2,092
Interest on short-term borrowings				6	71
Interest on long-term debt	28	35	41	82	103
Interest on subordinated debt	444	444	443	444	443
Total interest expense	1,940	2,058	2,182	2,473	2,709
Net interest income	22,631	21,592	21,985	20,290	20,768
Provision (credit) for loan losses	300	1,750	400	100	(500)
Net interest income after provision (credit) for loan losses	22,331	19,842	21,585	20,190	21,268
Noninterest income:
Service charges, fees, commissions and other	1,621	1,693	1,667	1,625	1,184
Merchant services income	114	120	158	508	93
Commissions and fees on fiduciary activities	555	548	639	553	533
Wealth management income	351	330	432	417	358
Mortgage banking income	144	211	244	208	312
Increase in cash surrender value of life insurance	218	220	225	225	219
Interest rate swap revenue (expense)	414	15	79	(132)	797
Net gain (loss) on investment securities	4	(7)	5	(17)	21
Net gain on sale of Visa Class B shares		12,153
Total noninterest income	3,421	15,283	3,449	3,387	3,517
Noninterest expense:
Salaries and employee benefits expense	8,040	8,087	7,829	7,250	6,570
Net occupancy and equipment expense	3,825	3,384	3,150	3,047	3,267
Amortization of intangible assets	96	116	125	125	125
Net (gain) loss on sale of other real estate owned	(458)	(15)	(97)	(29)	(46)
Other expenses	2,786	3,198	3,140	3,065	2,713
Total noninterest expense	14,289	14,770	14,147	13,458	12,629
Income before income taxes	11,463	20,355	10,887	10,119	12,156
Income tax expense	1,833	3,941	1,791	1,588	2,678
Net income	$9,630	$16,414	$9,096	$8,531	$9,478
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(32,612)	$(3,078)	$(3,130)	$2,470	$(7,749)
Reclassification adjustment for gains included in net income
Change in benefit plan liabilities	-	2,109
Change in derivative fair value	(493)	(300)	(128)	(135)	242
Income tax related to other comprehensive income	(6,952)	(266)	(684)	490	(1,576)
Other comprehensive income, net of income taxes	(26,153)	(1,003)	(2,574)	1,845	(5,931)
Comprehensive income	$(16,523)	$15,411	$6,522	$10,376	$3,547
Share and per share amounts:
Net income - basic	$1.34	$2.29	$1.26	$1.18	$1.31
Net income - diluted	1.33	2.28	1.26	1.18	1.31
Cash dividends declared	$0.39	$0.38	$0.38	$0.37	$0.37
Average common shares outstanding - basic	7,172,455	7,172,501	7,198,125	7,204,261	7,210,952
Average common shares outstanding - diluted	7,216,421	7,207,565	7,233,189	7,239,325	7,246,016

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2022	2021	2021	2021	2021
Net interest income:
Interest income
Loans, net:
Taxable	$20,853	$20,288	$21,276	$20,029	$20,900
Tax-exempt	1,470	1,390	1,296	1,222	1,101
Total loans, net	22,323	21,678	22,572	21,251	22,001
Investments:
Taxable	1,972	1,662	1,310	1,301	1,266
Tax-exempt	646	630	547	520	494
Total investments	2,618	2,292	1,857	1,821	1,760
Interest on interest-bearing balances in other banks	2	2	2	2	2
Federal funds sold	73	102	124	55	49
Total interest income	25,016	24,074	24,555	23,129	23,812
Interest expense:
Deposits	1,468	1,579	1,698	1,941	2,092
Short-term borrowings				6	71
Long-term debt	28	35	41	82	103
Subordinated debt	444	444	443	444	443
Total interest expense	1,940	2,058	2,182	2,473	2,709
Net interest income	$23,076	$22,016	$22,373	$20,656	$21,103
Loans, net:
Taxable	3.94%	3.85%	4.15%	3.87%	4.13%
Tax-exempt	2.93%	2.97%	3.04%	3.30%	3.56%
Total loans, net	3.85%	3.78%	4.06%	3.83%	4.09%
Investments:
Taxable	1.53%	1.48%	1.85%	1.97%	1.97%
Tax-exempt	2.37%	2.38%	2.56%	2.66%	2.78%
Total investments	1.68%	1.65%	2.02%	2.13%	2.15%
Interest-bearing balances with banks	0.14%	0.09%	0.07%	0.08%	0.06%
Federal funds sold	0.18%	0.15%	0.16%	0.10%	0.10%
Total interest-bearing assets	3.22%	3.08%	3.37%	3.32%	3.55%
Interest expense:
Deposits	0.27%	0.29%	0.34%	0.41%	0.46%
Short-term borrowings				0.33%	0.57%
Long-term debt	4.59%	4.68%	4.68%	2.98%	2.88%
Subordinated debt	5.38%	5.38%	5.37%	5.38%	5.38%
Total interest-bearing liabilities	0.35%	0.37%	0.42%	0.50%	0.57%
Net interest spread	2.87%	2.71%	2.95%	2.81%	2.98%
Net interest margin	2.97%	2.82%	3.07%	2.96%	3.15%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At period end	2022	2021	2021	2021	2021
Assets:
Cash and due from banks	$35,863	$30,415	$33,662	$41,789	$30,786
Interest-bearing balances in other banks	4,440	7,093	7,425	10,262	8,432
Federal funds sold	101,200	242,425	319,500	196,000	264,100
Investment securities:
Available-for-sale	535,482	517,321	461,372	336,449	333,753
Equity investments carried at fair value	144	140	147	142	159
Held-to-maturity	95,829	71,213	32,848	7,104	7,166
Loans held for sale	161	408	997	1,545	458
Loans, net	2,397,681	2,329,173	2,205,661	2,236,826	2,179,534
Less: allowance for loan losses	28,407	28,383	26,693	26,739	26,783
Net loans	2,369,274	2,300,790	2,178,968	2,210,087	2,152,751
Premises and equipment, net	51,977	51,502	50,682	46,305	46,777
Accrued interest receivable	9,221	8,528	8,280	7,844	8,206
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	372	468	584	710	835
Bank owned life insurance	43,828	42,754	42,734	42,750	42,530
Other assets	41,640	33,056	32,956	33,379	36,146
Total assets	$3,352,801	$3,369,483	$3,233,525	$2,997,736	$2,995,469
Liabilities:
Deposits:
Noninterest-bearing	$759,986	$737,756	$712,601	$672,274	$661,262
Interest-bearing	2,204,878	2,225,641	2,128,318	1,939,492	1,889,154
Total deposits	2,964,864	2,963,397	2,840,919	2,611,766	2,550,416
Short-term borrowings					51,980
Long-term debt	2,182	2,711	3,235	3,752	14,264
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	844	408	872	469	1,120
Other liabilities	31,450	29,841	27,767	23,858	27,358
Total liabilities	3,032,340	3,029,357	2,905,793	2,672,845	2,678,138
Stockholders’ equity:
Common stock	14,352	14,341	14,356	14,407	14,423
Capital surplus	127,192	127,549	127,826	128,719	128,854
Retained earnings	210,584	203,750	190,061	183,702	177,836
Accumulated other comprehensive gain (loss)	(31,667)	(5,514)	(4,511)	(1,937)	(3,782)
Total stockholders’ equity	320,461	340,126	327,732	324,891	317,331
Total liabilities and stockholders’ equity	$3,352,801	$3,369,483	$3,233,525	$2,997,736	$2,995,469

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Average quarterly balances	2022	2021	2021	2021	2021
Assets:
Loans, net:
Taxable	$2,148,251	$2,088,935	$2,033,752	$2,075,808	$2,054,120
Tax-exempt	203,645	185,471	169,273	148,747	125,352
Total loans, net	2,351,896	2,274,406	2,203,025	2,224,555	2,179,472
Investments:
Taxable	523,301	446,096	280,767	264,490	260,238
Tax-exempt	110,394	105,044	84,701	78,521	72,177
Total investments	633,695	551,140	365,468	343,011	332,415
Interest-bearing balances with banks	5,888	9,739	12,004	9,653	13,260
Federal funds sold	162,218	264,068	311,015	220,247	191,720
Total interest-bearing assets	3,153,697	3,099,353	2,891,512	2,797,466	2,716,867
Other assets	187,864	202,123	202,456	199,082	197,178
Total assets	$3,341,561	$3,301,476	$3,093,968	$2,996,548	$2,914,045
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,211,629	$2,176,429	$2,007,868	$1,921,754	$1,833,661
Noninterest-bearing	734,348	725,414	696,331	680,431	634,806
Total deposits	2,945,977	2,901,843	2,704,199	2,602,185	2,468,467
Short-term borrowings				7,300	50,470
Long-term debt	2,474	2,959	3,475	11,025	14,509
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	29,816	26,924	25,635	23,420	27,371
Total liabilities	3,011,267	2,964,726	2,766,309	2,676,930	2,593,817
Stockholders’ equity	330,294	336,750	327,659	319,618	320,228
Total liabilities and stockholders’ equity	$3,341,561	$3,301,476	$3,093,968	$2,996,548	$2,914,045

Peoples Financial Services Corp.

Asset Quality Data (Unaudited)

(In thousands)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
At quarter end	2022	2021	2021	2021	2021
Nonperforming assets:
Nonaccrual/restructured loans	$4,573	$4,461	$5,559	$7,216	$8,073
Accruing loans past due 90 days or more	103	13	78	49	172
Foreclosed assets		487	487	29	131
Total nonperforming assets	$4,676	$4,961	$6,124	$7,294	$8,376

Three months ended
Allowance for loan losses:
Beginning balance	$28,383	$26,693	$26,739	$26,783	$27,344
Charge-offs	355	105	466	190	195
Recoveries	79	45	20	46	134
Provision for loan losses	300	1,750	400	100	(500)
Ending balance	$28,407	$28,383	$26,693	$26,739	$26,783

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
Three months ended	2022	2021	2021	2021	2021
Core net income per share:
Net income GAAP	$9,630	$16,414	$9,096	$8,531	$9,478
Adjustments:
Less: Gain on sale of Visa Class B shares		12,153
Less: gain (loss) on equity securities	(4)	7	(5)	17	(21)
Add: gain (loss) on equity securities tax adjustment	1	(1)	1	(4)	4
Add: Gain on sale of Visa Class B shares tax adjustment		2,552
Net income Core	$9,627	$6,819	$9,092	$8,544	$9,461
Average common shares outstanding - diluted	7,216,421	7,207,565	7,233,189	7,239,325	7,246,016
Core net income per share	$1.33	$0.95	$1.26	$1.18	$1.31
Tangible book value:
Total stockholders’ equity	$320,461	$340,126	$327,732	$324,891	$317,331
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	372	468	584	710	835
Total tangible stockholders’ equity	$256,719	$276,289	$263,778	$260,811	$253,126
Common shares outstanding	7,179,037	7,169,372	7,177,028	7,202,728	7,211,293
Tangible book value per share	$35.76	$38.54	$36.75	$36.21	$35.10
Core return on average stockholders’ equity:
Net income GAAP	$9,630	$16,414	$9,096	$8,531	$9,478
Adjustments:
Less: Gain on sale of Visa Class B shares		12,153
Less: gain (loss) on equity securities	(4)	7	(5)	17	(21)
Add: gain (loss) on equity securities tax adjustment	1	(1)	1	(4)	4
Add: Gain on sale of Visa Class B shares tax adjustment		2,552
Net income Core	$9,627	$6,819	$9,092	$8,544	$9,461
Average stockholders’ equity	$330,294	$336,750	$327,659	$319,618	$320,228
Core return on average stockholders’ equity	11.82%	8.03%	11.01%	10.72%	11.98%
Return on average tangible equity:
Net income GAAP	$9,630	$16,414	$9,096	$8,531	$9,478
Average stockholders’ equity	$330,294	$336,750	$327,659	$319,618	$320,228
Less: average intangibles	63,790	63,896	64,017	64,143	64,268
Average tangible stockholders’ equity	$266,504	$272,854	$263,642	$255,475	$255,960
Return on average tangible stockholders’ equity	14.65%	23.87%	13.69%	13.39%	15.02%
Core return on average tangible stockholders’ equity:
Net income GAAP	$9,630	$16,414	$9,096	$8,531	$9,478
Adjustments:
Less: Gain on sale of Visa Class B shares		12,153
Less: gain (loss) on equity securities	(4)	7	(5)	17	(21)
Add: gain (loss) on equity securities tax adjustment	1	(1)	1	(4)	4
Add: Gain on sale of Visa Class B shares tax adjustment		2,552
Net income Core	$9,627	$6,819	$9,092	$8,544	$9,461
Average stockholders’ equity	$330,294	$336,750	$327,659	$319,618	$320,228
Less: average intangibles	63,790	63,896	64,017	64,143	64,268
Average tangible stockholders’ equity	$266,504	$272,854	$263,642	$225,475	$255,960
Core return on average tangible stockholders’ equity	14.65%	9.92%	13.68%	13.41%	14.99%
Core return on average assets:
Net income GAAP	$9,630	$16,414	$9,096	$8,531	$9,478
Adjustments:
Less: Gain on sale of Visa Class B shares		12,153
Less: gain (loss) on equity securities	(4)	7	(5)	17	(21)
Add: gain (loss) on equity securities tax adjustment	1	(1)	1	(4)	4
Add: Gain on sale of Visa Class B shares tax adjustment		2,552
Net income Core	$9,627	$6,819	$9,092	$8,544	$9,461
Average assets	$3,341,561	$3,301,476	$3,093,968	$2,996,548	$2,914,045
Core return on average assets	1.17%	0.82%	1.17%	1.14%	1.32%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Mar 31	Mar 31
Three months ended	2022	2021
Core net income per share:
Net income (GAAP)	$9,630	$9,478
Adjustments:
Less: Gain (loss) on equity securities	4	(21)
Add: Gain (loss) on equity securities line tax adjustment	1	4
Net income Core	$9,627	$9,461
Average basic common shares outstanding	7,172,455	7,210,952
Average diluted common shares outstanding	7,216,421	7,246,016
Core net income per share - basic	$1.34	$1.31
Core net income per share - diluted	$1.33	$1.31

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three ended March 31, 2022 and 2021:

Three months ended March 31	2022	2021
Interest income (GAAP)	$24,571	$23,477
Adjustment to FTE	445	335
Interest income adjusted to FTE (non-GAAP)	25,016	23,812
Interest expense	1,940	2,709
Net interest income adjusted to FTE (non-GAAP)	$23,076	$21,103

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three months ended March 31, 2022 and 2021:

Three months ended March 31	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$14,289	$12,629
Less: amortization of intangible assets expense	96	125
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	14,193	12,504

Net interest income (GAAP)	22,631	20,768
Plus: taxable equivalent adjustment	445	335
Noninterest income (GAAP)	3,421	3,517
Less: net gains on equity securities	4	21
Net interest income (FTE) plus noninterest income (non-GAAP)	$26,493	$24,599

Efficiency ratio (non-GAAP)	53.57%	50.83%